FOR IMMEDIATE RELEASE	For more information contact

October 27, 2005	Kelvin R. Collard (281) 230-2512

GUNDLE/SLT ENVIRONMENTAL, INC.
ANNOUNCES THIRD QUARTER 2005 RESULTS

HOUSTON (October 27, 2005) - Gundle/SLT Environmental, Inc. (GSE), today reported net income of $4.9 million for the quarter ended September 30, 2005, compared with net income of $6.1 million, on a combined basis, for the comparable period in 2004. Net income for the first nine months of 2005 was $1.0 million, compared to $1.7 million for the first nine months of 2004.

Revenue for the third quarter of 2005 decreased 3.4% to $97.6 million from $101.0 million in the third quarter of 2004. Revenue declined despite increases in sales prices of 10.0% because of lower volumes from U.S. solid waste national accounts and the acceleration of shipments to our largest customer in the first quarter of 2005 that normally occur in the second and third quarters. In addition, disruptions caused by Hurricane Rita delayed shipments into the fourth quarter. For the first nine months of 2005, revenue grew 10.8% to $244.2 million, compared to $220.5 million for the first nine months of 2004. The increase in revenue was primarily driven by a 10.1% increase in sales prices. Increased sales volumes from international operations offset decreased volumes in the U.S., compared to the nine months ended in 2004.

Income from operations in the third quarter of 2005 was $12.8 million, compared with $14.5 million in the third quarter of 2004. Gross profit in the third quarter of 2005 declined due to lower volumes partially offset by an increase in gross profit on a dollar per unit basis, compared to the same period in 2004. In addition, gross profit was reduced by $560,000 of expenses incurred as a result of additional work on two projects to meet customer satisfaction. Also reducing income from operations in the third quarter of 2005 was an increase in selling, general and administrative expenses of $623,000 for legal and professional fees and out of pocket expenses related to the investigation of an acquisition candidate that is no longer being pursued. For the first nine months in 2005, income from operations was $17.1 million, compared to $12.0 million for the same period in 2004. The increase was primarily due to the absence of merger related expenses of $5.9 million incurred in 2004.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, as adjusted in accordance with the terms of the Company’s credit agreement for its senior credit facility, was $17.6 million for the third quarter of 2005, down $1.9 million or 10.8% from the comparable period in 2004. For the nine months of 2005, adjusted EBITDA was $31.1 million compared to $28.7 million for the same period in 2004.

GSE has scheduled a conference call on October 28, 2005, at 10:30 a.m. (ET) to discuss the third quarter 2005 results. Note holders may join the call by dialing 800.319.9003 or, if calling from outside the United States 719.457.2619, and enter conference ID#8432582. The call will be webcast live on the internet at:

http://www.gseworld.com

A replay of the conference call will be available on our website as noted above, investor relations page, beginning immediately after conclusion of the call.

About Gundle/SLT Environmental, Inc.

Gundle/SLT Environmental, Inc. headquartered in Houston, is a global manufacturer and marketer of geosynthetic lining solutions, products and services used in the containment and management of solids, liquids and gases for organizations engaged in waste management, mining, water and wastewater treatment, and aquaculture.

* * *
This press release contains certain forward-looking statements as such term is defined in the Private Securities Litigation Reform Act of 1995.  When used in this press release the words, “believe”, “expect”, “intend” and words or phrases of similar import, as they relate to GSE or its management, are intended to identify forward-looking statements.  Such statements reflect the current risks, uncertainties and assumptions related to certain factors including, among other things, competitive market factors, worldwide manufacturing capacity in the industry, general economic conditions around the world, raw material pricing and supply, governmental regulation and supervision, seasonality, distribution networks and other factors described more fully in GSE’s reports filed with the Securities and Exchange Commission.  Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those currently believed, expected or intended.

GUNDLE/SLT ENVIRONMENTAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,

	Successor	Successor	Successor	Combined(1)
	2005	2004	2005	2004

SALES AND OPERATING REVENUE	$97,595	$101,034	$244,223	$220,454
COST OF PRODUCTS & SERVICES	76,294	78,644	201,703	178,055

GROSS PROFIT	21,301	22,390	42,520	42,399

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	8,469	7,862	25,422	24,581
EXPENSES RELATED TO CHS ACQUISITION	-	-	-	5,863

OPERATING INCOME	12,832	14,528	17,098	11,955

OTHER (INCOME) EXPENSES:
INTEREST EXPENSE	4,887	5,173	14,294	9,261
INTEREST INCOME	(74)	(83)	(456)	(353)
FOREIGN EXCHANGE LOSS	(124)	7	28	160
MINORITY INTEREST	350	28	281	81
OTHER (INCOME) EXPENSE, NET	219	41	131	(266)

INCOME BEFORE INCOME TAXES	7,574	9,362	2,820	3,072

INCOME TAX PROVISION	2,701	3,228	1,774	1,346

NET INCOME	$4,873	$6,134	$1,046	$1,726

(1): The combined statements of income cash flow for the nine month period in 2004 is the combination of Predecessor Company results up to May 17, 2004 and the Successor Company results from May 18, 2004 to September 30, 2004.

GUNDLE/SLT ENVIRONMENTAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2005	2004

ASSETS

Current Assets	$127,943	$115,978
Property and equipment, net	88,708	96,587
Goodwill and other intangibles, net	76,042	79,184
Other non-current assets	25,150	26,350

Total assets	$317,843	$318,099

LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities	$51,070	$42,386
Long-term debt	163,508	168,329
Other non-current liabilities	32,612	33,370

Shareholder's equity	70,653	74,014

Total liabilities and shareholder's equity	$317,843	$318,099

GUNDLE/SLT ENVIRONMENTAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months
	Ended September 30,

	Successor	Combined(1)
	2005	2004

CASH FLOWS

Cash flows from operating activities	$(4,496)	$(21,068)
Cash flows from investing activities	(1,777)	(227,026)
Cash flows from financing activities	(214)	209,235
Effect of exchange rate changes on cash	(480)	104

Decrease in cash and cash equivalents	(6,967)	(38,755)
Cash and cash equivalents, beginning of period	23,716	47,899
Cash and cash equivalents, end of period	$16,749	$9,144

Schedule A
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(dollars in millions)

	Successor	Successor
	2005	2004
Third Quarter	Q3	Q3

Net income	$4.9	$6.1

Interest, net	4.9	5.2
Income tax expense	2.7	3.2
Depreciation	2.7	2.6
Amortization	1.2	1.2

EBITDA	16.3	18.4

Other items:
Acquisition related expenses	0.6
Sale of PP&E, write-up effect		0.2
Patent litigation costs		0.4
Mark to market of embedded derivative	0.3
Foreign currency (gains)/losses	(0.1)
CHS management fees/expenses	0.5	0.5

Adjusted EBITDA	$17.6	$19.5

	Successor	Combined(1)
	2005	2004
Nine Months Ended	Q3	Q3

Net income	$1.1	$1.7

Interest, net	14.3	9.3
Income tax expense	1.8	1.3
Depreciation	7.9	6.6
Amortization	3.6	1.8

EBITDA	28.7	20.7

Other items:
Acquisition related expenses	0.6	5.9
Sale of inventory written up		0.9
Sale of PP&E, write-up effect	0.1	0.2
Patent litigation costs		0.5
Allowable interest income		(0.1)
Mark to market of embedded derivative	0.2
Foreign currency (gains)/losses		(0.1)
CHS management fees/expenses	1.5	0.7

Adjusted EBITDA	$31.1	$28.7

EBITDA and Adjusted EBITDA
EBITDA and Adjusted EBITDA are presented because they are believed to be frequently used by parties interested in Gundle/SLT Environmental, Inc. (GSE). Management believes that EBITDA and Adjusted EBITDA provide useful information to investors because they facilitate an investor's comparison of GSE's operating results to that of companies with different capital structures and with cost basis in assets that have not been revalued and written-up in an allocation of a recent acquisition's purchase price.
The calculation of Adjusted EBITDA, presented above, is as defined in the credit agreement for GSE's senior credit facility. Adjusted EBITDA is used to measure compliance with covenants in the credit agreement, such as interest coverage and  leverage ratio.
EBITDA and Adjusted EBITDA are not measures of financial performance under United States generally accepted accounting principles (US GAAP) and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with US GAAP or as an alternative to cash flow from operating activities as a measure of liquidity.